Exhibit 99.1

The Beachbody Company, Inc. Announces Third Quarter 2023 Financial Results

Delivered Third Quarter Revenue and Cash Used in Operations Ahead of the Midpoint of Guidance

Reduced Our Cash Used in Operations to $0.2 Million from $6.5 Million in the Second Quarter

Turnaround Plan Underway

El Segundo, Calif. (November 7, 2023) – The Beachbody Company, Inc. (NYSE: BODY) (“BODi” or the “Company”), a leading subscription health and wellness company, today announced financial results for its third quarter ended September 30, 2023.

"We are pleased with our third quarter results, with revenue, Adjusted EBITDA and cash used in operations once again within our guidance range. We are encouraged by the advancements we have made in our company transformation, particularly in our cost reduction efforts and reinventing our digital platform,” said Carl Daikeler, BODi’s Co-Founder and Chief Executive Officer. “For the remainder of the year, we are intensely focused on the execution of our sales and marketing initiatives, which we believe will drive activation, engagement and increased efficiency. Our turnaround is in place and we are building towards increasing liquidity and driving revenues that are more profitable. I would like to thank the BODi team for their extremely hard work, as we continue on our transformation.”

Third Quarter 2023 Results

•
Total revenue was $128.3 million compared to $166.0 million in the prior year period.
o
Digital revenue was $64.3 million compared to $72.2 million in the prior year period and digital subscriptions totaled 1.38 million in the third quarter.
o
Nutrition and Other revenue was $59.0 million compared to $90.4 million in the prior year period and nutritional subscriptions totaled 0.18 million in the third quarter.
o
Connected Fitness revenue was $4.9 million compared to $3.3 million in the prior year period and approximately 6,500 bikes were delivered in the third quarter.
•
Total operating expenses was $104.0 million compared to $140.9 million in the prior year period.
•
Operating loss improved by $7.2 million to $29.0 million compared to an operating loss of $36.2 million in the prior year period.
•
Net loss was $32.7 million compared to a net loss of $33.9 million in the prior year period.
•
Adjusted EBITDA1 was $(5.8) million compared to $(6.2) million in the prior year period.
•
Cash used in operating activities for the nine months ended September 30, 2023 was $14.6 million compared to $36.9 million in the prior year period, and cash used in investing activities was $9.7 million compared to $23.2 million in the prior year period. Total cash used in operating and investing activities was $24.3 million compared to $60.1 million in the prior year period.

Marc Suidan, Chief Financial Officer, stated: "In the quarter, our cash used in operations was $0.2 million compared to our guidance of cash used of less than $5 million. Year to date, cash used in operating and investing activities was $24 million, compared to $60 million last year and $248 million from 2021. We continue to manage our cash use and are reducing cash needs.”

Exhibit 99.1

Key Operational and Business Metrics

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	Change v 2022	2023	2022	Change v 2022

Digital Subscriptions (in millions)	1.38	2.10	(34.3%)	1.38	2.10	(34.3%)
Nutritional Subscriptions (in millions)	0.18	0.24	(25.2%)	0.18	0.24	(25.2%)
Total Subscriptions	1.56	2.34	(33.4%)	1.56	2.34	(33.4%)

Average Digital Retention	96.2%	95.7%	50bps	95.7%	95.6%	10bps
Total Streams (in millions)	22.9	27.5	(16.6%)	77.9	96.7	(19.4%)
DAU/MAU	30.8%	29.5%	130bps	31.6%	30.4%	120bps

Connected Fitness Units Delivered (in thousands)	6.5	2.3	182.7%	16.7	27.7	(39.6%)

Digital	$64.3	$72.2	(10.9%)	$194.3	$232.0	(16.2%)
Nutrition & Other	$59.0	$90.4	(34.8%)	$197.7	$278.6	(29.0%)
Connected Fitness	$4.9	$3.3	48.0%	$16.0	$33.4	(52.0%)
Revenue (in millions)	$128.3	$166.0	(22.7%)	$408.1	$544.0	(25.0%)
Net Income/(Loss) (in millions)	$(32.7)	$(33.9)	3.5%	$(87.6)	$(149.3)	41.3%
Adjusted EBITDA (in millions)	$(5.8)	$(6.2)	6.5%	$(11.5)	$(26.8)	57.1%

Outlook for The Fourth Quarter of 2023

	Outlook For Quarter Ending December 31, 2023
(in millions)
Revenue	$105	$115

Net Loss	$(30)	$(25)

Adjustments:
Depreciation and Amortization	$8	$8
Amortization of Content Assets	$5	$5
Interest Expense	$2	$2
Equity-Based Compensation	$5	$5
Other Adjustment Items	$4	$4
Total Adjustments	$24	$24

Adjusted EBITDA	$(6)	$(1)

1 A definition of Adjusted EBITDA and reconciliation to net loss is at the end of this release.

Exhibit 99.1

Conference Call and Webcast Information

BODi will host a conference call at 5:00pm ET on Tuesday, November 7, 2023, to discuss its financial results and matters other than past results, such as guidance. To participate in the live call, please dial (833) 470-1428 (U.S. & Canada), or +1 (929) 526-1599 (all other locations) and provide the conference identification number: 617252. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until November 14, 2023, by dialing (866) 813-9403 (U.S & Canada), or + 44 (204) 525-0658 (all other locations). The replay passcode is 696320.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About BODi and The Beachbody Company, Inc.

Known as Beachbody for 24 years with such innovations such as P90X, Insanity, 21-Day Fix and Shakeology, the Company recently began referring to itself as BODi, which stands for Beachbody On Demand Interactive. The Company is headquartered in El Segundo, California. BODi is a leading company in the Health Esteem category, which combines digital fitness, nutrition, and mindset content with exceptional nutritional supplements. The BODi community represents millions of people supporting each other in their pursuit of a better life through weight loss, fitness, nutrition, and an improved mindset. The Beachbody Company, Inc. is the parent company of BODi. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release of The Beachbody Company, Inc. (“we,” “us,” “our,” and similar terms) contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the second quarter and full year, our business strategy, our plans, and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as "believe", “plans”, "expect", "will", "should," "could", "estimate", "anticipate" or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the "Risk Factors" section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Form 10-K filed with the SEC on March 16, 2023 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

Exhibit 99.1

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$38,191	$80,091
Restricted short-term investments	4,250	—
Inventory, net	31,747	54,060
Prepaid expenses	8,753	13,055
Other current assets	47,733	39,248
Total current assets	130,674	186,454
Property and equipment, net	50,328	74,147
Content assets, net	26,605	34,888
Goodwill	125,166	125,166
Intangible assets, net	4,370	8,204
Right-of-use assets, net	3,541	5,030
Other assets	6,640	9,506
Total assets	$347,324	$443,395
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,116	$17,940
Accrued expenses	46,190	64,430
Deferred revenue	101,812	95,587
Current portion of lease liabilities	2,089	2,150
Current portion of Term Loan	1,250	1,250
Other current liabilities	5,307	3,283
Total current liabilities	172,764	184,640
Term Loan	27,742	39,735
Long-term lease liabilities, net	1,698	3,318
Deferred tax liabilities	60	181
Other liabilities	3,989	3,979
Total liabilities	206,253	231,853
Stockholders’ equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C);
Class A: 176,264,868 and 170,911,819 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively;	18	17
Class X: 136,450,256 and 141,250,310 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively;	14	14
Class C: no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Additional paid-in capital	648,071	630,709
Accumulated deficit	(506,837)	(419,235)
Accumulated other comprehensive income (loss)	(195)	37
Total stockholders’ equity	141,071	211,542
Total liabilities and stockholders’ equity	$347,324	$443,395

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Revenue:
Digital	$64,339	$72,228	$194,326	$231,988
Nutrition and other	58,981	90,416	197,729	278,596
Connected fitness	4,930	3,331	16,044	33,449
Total revenue	128,250	165,975	408,099	544,033
Cost of revenue:
Digital	16,429	16,078	47,732	50,909
Nutrition and other	26,699	40,486	84,940	127,262
Connected fitness	10,091	4,745	26,312	80,910
Total cost of revenue	53,219	61,309	158,984	259,081
Gross profit	75,031	104,666	249,115	284,952
Operating expenses:
Selling and marketing	69,127	93,145	222,195	286,213
Enterprise technology and development	18,879	25,686	56,625	83,516
General and administrative	14,759	19,532	44,362	59,189
Restructuring	1,270	1,492	6,550	10,047
Impairment of intangible assets	—	1,000	—	1,000
Total operating expenses	104,035	140,855	329,732	439,965
Operating loss	(29,004)	(36,189)	(80,617)	(155,013)
Other income (expense):
Loss on partial debt extinguishment	(3,168)	—	(3,168)	—
Change in fair value of warrant liabilities	1,072	2,362	1,504	4,696
Interest expense	(2,074)	(1,152)	(6,773)	(1,174)
Other income, net	571	571	1,551	696
Loss before income taxes	(32,603)	(34,408)	(87,503)	(150,795)
Income tax (provision) benefit	(63)	549	(99)	1,536
Net loss	$(32,666)	$(33,859)	$(87,602)	$(149,259)

Net loss per common share, basic and diluted	$(0.11)	$(0.11)	$(0.28)	$(0.49)
Weighted-average common shares outstanding, basic and diluted	308,931	307,949	310,794	307,178

Exhibit 99.1

The Beachbody Company, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(87,602)	$(149,259)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of intangible assets	—	1,000
Depreciation and amortization expense	31,395	58,858
Amortization of content assets	16,487	18,673
Provision for inventory and inventory purchase commitments	9,370	35,195
Realized (gains) losses on hedging derivative financial instruments	131	141
Change in fair value of warrant liabilities	(1,504)	(4,696)
Equity-based compensation	19,152	13,166
Deferred income taxes	(166)	(1,754)
Amortization of debt issuance costs	1,288	262
Paid-in-kind interest expense	1,042	221
Non-cash component of loss on partial debt extinguishment	2,418	—
Other non-cash items	—	311
Changes in operating assets and liabilities:
Inventory	11,884	31,676
Content assets	(8,201)	(16,111)
Prepaid expenses	4,302	8,681
Other assets	(4,531)	4,496
Accounts payable	(1,471)	(30,379)
Accrued expenses	(15,809)	(209)
Deferred revenue	6,995	(3,690)
Other liabilities	237	(3,525)
Net cash used in operating activities	(14,583)	(36,943)
Cash flows from investing activities:
Purchase of property and equipment	(5,499)	(23,236)
Investment in restricted short-term investments	(4,250)	—
Net cash used in investing activities	(9,749)	(23,236)
Cash flows from financing activities:
Proceeds from exercise of stock options	—	3,162
Remittance of taxes withheld from employee stock awards	—	(308)
Debt borrowings	—	50,000
Debt repayments	(15,938)	(313)
Proceeds from issuance of common shares in the Employee Stock Purchase Plan	384	—
Tax withholding payments for vesting of restricted stock	(2,173)	(183)
Payment of debt issuance costs	—	(4,075)
Net cash (used in) provided by financing activities	(17,727)	48,283
Effect of exchange rates on cash and cash equivalents	159	(1,095)
Net decrease in cash and cash equivalents	(41,900)	(12,991)
Cash, cash equivalents and restricted cash, beginning of period	80,091	107,054
Cash and cash equivalents, end of period	$38,191	$94,063
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$4,177	$738
Cash (received) paid during the period for income taxes, net	(10)	365
Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$267	$789
Supplemental disclosure of noncash financing activities:
Warrants issued in relation to Term Loan	$—	$5,236
Change in fair value of Term Loan warrants due to amended exercise price	802	—
Debt issuance costs, accrued but not paid	—	136
Paid-in-kind fee recorded as incremental debt issuance cost	488	—

Exhibit 99.1

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, inventory net realizable value adjustments, restructuring, change in fair value of warrant liabilities, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure. A reconciliation of our non-GAAP Adjusted EBITDA to GAAP net income (loss) can be found below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2023	2022	2023	2022

Net loss	$(32,666)	$(33,859)	$(87,602)	$(149,259)
Adjusted for:
Impairment of intangible assets	—	1,000	—	1,000
Loss on partial debt extinguishment (1)	3,168	—	3,168	—
Depreciation and amortization	9,763	17,306	31,395	58,858
Amortization of capitalized cloud computing implementation costs	41	126	122	462
Amortization of content assets	5,467	5,493	16,487	18,673
Interest expense	2,074	1,152	6,773	1,174
Income tax provision (benefit)	63	(549)	99	(1,536)
Equity-based compensation	6,436	5,601	19,152	13,166
Employee incentives, expected to be settled in equity (2)	—	—	(5,466)	—
Inventory net realizable value adjustment (3)	—	(1,867)	—	23,569
Restructuring and platform consolidation costs (4)	1,270	1,745	7,222	11,718
Change in fair value of warrant liabilities	(1,072)	(2,362)	(1,504)	(4,696)
Non-operating (5)	(377)	(15)	(1,340)	63
Adjusted EBITDA	$(5,833)	$(6,229)	$(11,494)	$(26,808)

1 Represents the loss related to the $15.0 million partial debt prepayment that the Company made on July 24, 2023.

2 The non-cash charge for employee incentives which were expected to be settled in equity was recorded and included in the Adjusted EBITDA calculation during the year ended December 31, 2022. During the three months ended March 31, 2023, we reclassified the non-cash charge from employee incentives expected to be settled in equity to equity-based compensation because we settled certain employee incentives with RSU awards during the period.

3 Represents a non-cash expense to reduce the carrying value of our connected fitness inventory and related future commitments. This adjustment was included during the three and nine months ended September 30, 2022, because of its unusual magnitude due to disruptions in the connected fitness market.

4 Includes restructuring expense and personnel costs associated with executing our key growth priorities during the three and nine months ended September 30, 2023, and with the consolidation of our digital platforms during the three and nine months ended September 30, 2022.

5 Primarily includes interest income.

Investor Relations

ICR, Inc.

BeachbodyIR@icrinc.com